Exhibit 10.5

NOTE

$5,000,000.00	February 15, 2005

FOR VALUE RECEIVED, the undersigned, BRONCO DRILLING LLC, a Oklahoma limited liability company, with its main office located at 6601 SW 29th Street, Oklahoma City, OK 73179 (the “Maker”), hereby promises and agrees to pay to the order of SOLITAIR LLC, a Delaware limited liability company, with its main office located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (hereinafter the “Payee”), the principal sum equal to Five Million and 00/100 Dollars ($5,000,000.00), or the amount actually disbursed and outstanding hereon from time to time, together with all accrued interest thereon computed and payable in the manner set forth below. The unpaid principal balance of, and all accrued interest on, this Note, unless sooner paid, shall be due and payable in full on February 15, 2007 (the “Maturity Date”).

The interest rate applicable at any time to the outstanding balance of this Note is herein referred to as the “Borrowing Rate”. From the date of this Note until the Maturity Date, the outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest at the Borrowing Rate equal to Libor plus 5%. All interest on this Note shall be computed on the basis of the actual number of days elapsed over a 360 day year.

The Maker acknowledges that on the Maturity Date, the entire outstanding principal balance and all accrued but unpaid interest on this Note shall be due and payable in full, notwithstanding anything herein that may be interpreted to the contrary, resulting in a substantial balloon payment. The Maker further acknowledges that Payee has not agreed to extend the Maturity Date of this Note or to refinance this Note.

If any installment of interest or principal on this Note is not paid by the end of thirty (30) calendar days after the date it is due, Payee may, at any time thereafter, increase the interest rate applicable to the outstanding principal balance of this Note to a rate which is two percent (2%) in excess of the Interest Rate specified above otherwise applicable to the principal of this Note (the “Default Rate”). The assessment or collection of Default Rate interest shall not constitute a waiver of any default resulting from any failure to timely pay any payment due pursuant to this Note.

This Note may be prepaid in whole or in part at any time, without premium or penalty. Any partial prepayment shall be applied first to accrued interest due and owing on this Note, with the balance being applied to principal. Provided, however, no partial prepayment shall postpone the due date of any installment of interest due on this Note unless and until this Note is paid and performed in full.

If (i) there is a default in the payment of principal and/or interest as and when the same is or becomes due hereunder and the same continues for a period of ten (10) days after such due date or (ii) the Maker fails in the timely performance of any term, covenant or condition required to be kept, observed or performed under this Note; such occurrence, or the occurrence of more than one, shall constitute an “Event of Default” under this Note. Upon the occurrence of any Event of Default, Payee or any subsequent holder of this Note may, without notice or demand, declare all sums of principal and interest evidenced hereby to be accelerated and immediately due and payable, and Payee may thereupon exercise all rights and remedies granted it by the Security Instruments, or available to it in law or equity. Upon any Event of Default under this Note, the Maker agrees to pay all costs of collection, and/or costs relating to modifying or further securing the Note, when incurred by Payee, including, but not limited to, reasonable attorneys’ fees. If any suit or action is instituted to enforce this Note, the Maker agrees to pay to Payee, in addition to the costs and disbursements otherwise allowed by law, such sums as may be adjudged reasonable attorneys’ fees, court costs, and all other expenses in collecting or attempting to collect or securing or attempting to secure this Note or in connection with any of the foregoing, provided the same is legally allowed by the law of any state where the subject collateral or any part thereof is situated, and under applicable federal law.

The failure of Payee to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of Payee following an Event of Default hereunder or under any of the instruments referred to herein shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of the Maker’s other obligations hereunder.

The Maker, and all endorsers hereof and each of them, hereby expressly waive presentment, demand, notice of dishonor, protest, notice of protest and nonpayment and further waive all exemptions to which they may now or hereafter be entitled under the laws of Oklahoma or any other state or of the United States, and further agree that Payee or any subsequent holder hereof shall have the right, without notice, to deal in any way, at any time, with the Maker or endorsers hereof, and to grant the Maker hereof any extension of time for payment of this Note, or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note, and/or modify the terms of any of the Security Instruments referred to herein or otherwise securing or pertaining to this Note, and may release the Maker or endorser of this Note from liability for payment hereof, in every instance without the consent of the Maker or endorsers hereof and without in any manner affecting the liability of the Maker hereunder or endorser hereof, and all without waiving any rights Payee or any subsequent holder of this Note may have hereunder or by virtue of the laws of Oklahoma or of any other state or of the United States. The liability of the Maker hereunder and in connection herewith shall not in any way be diminished, released, voided or adversely affected as a result of the invalidity of any document relating to the loan evidenced hereby, including any document or instrument purporting to secure the indebtedness evidenced by this Note, or by the release of any or all of the security for the indebtedness evidenced by this Note or as a result of Payee not requiring any or all of the Security Instruments to be executed or properly perfected and filed or as a result of any other defect in the lien or security interest of Payee on any or all of the security for this Note even if through the fault or negligence of Payee. The Maker acknowledges that Payee may perfect its security interest and/or lien on some, but not all of the collateral described in the Security Instruments, and may or may not, at its sole option, require any other or further security in connection herewith. The Maker hereby waives any and all claims and defenses arising out of, or in any way relating to, such failure on the part of Payee to perfect its security interest in, and/or lien on, all, or any portion, of any collateral intended to secure this Note.

This Note shall be governed and construed in accordance with the laws of the State of New York.

All payments due on this Note shall be paid to Payee in immediately available funds, at its principal place of business in Greenwich, Connecticut, or to such other person or at such other address as Payee or any subsequent holder hereof may specify in writing from time to time.

The invalidity or unenforceability of any provision of this Note in general or in any particular circumstance shall not affect the validity or enforceability of any one or more of the other provisions of this Note or the validity of such provision as applied to any other circumstance. The Maker agrees that this Note and all provisions hereof shall be interpreted so as to give effect and validity to all the provisions hereof to the fullest extent permitted by law. Any references in this Note to the Security Instruments or any other document related to the loan evidenced hereby shall be deemed to be references to such agreements, instruments and documents as they now exist or are hereafter modified in writing by the parties thereto.

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SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Maker and Payee have executed this Note as of the day, month, and year first above written.

BRONCO DRILLING LLC

By:	/s/ MIKE LIDDELL

Its:

(“Maker”)

SOLITAIR LLC

By:	/s/ JAY MAYMUDES

Its:	Vice President

(“Payee”)

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